UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2012

DATARAM CORPORATION

(Exact name of registrant as specified in charter)

New Jersey	1-8266	22-18314-09
State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Route 571, P. O. Box 7258, Princeton, NJ		08543-7528
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 799-0071

___________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 1, 2012, Dataram Corporation (the "Company") received a letter from the Listing Qualifications Department of The NASDAQ OMX Group ("NASDAQ") notifying the Company that had not regained compliance with the $1 per share minimum bid price requirement for continued inclusion on The NASDAQ Capital Market set forth in NASDAQ Marketplace Rule 5550(a)(2) for the last 30 consecutive business days prior to the date of NASDAQ's original letter dated January 31, 2012. NASDAQ's recent letter has no immediate effect on the listing of the Company's common stock on The NASDAQ Capital Market, and its common stock will continue to trade on The NASDAQ Capital Market under the symbol "DRAM."

In accordance with NASDAQ Marketplace Rules, the Company had until July 30, 2012 to regain compliance. The Company applied for an extension of time to regain compliance and NASDAQ approved such an extension until January 28, 2013. The letter further advises that such compliance can be achieved if, at any time before January 28, 2013, the closing bid price of the Company's common stock is at least $1 for a minimum of 10 consecutive business days.

The Company is actively pursuing available options to regain compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

	By:	MARC P. PALKER

Date: August 6, 2012		/s/ Marc P. Palker
Marc P. Palker
Chief Financial Officer